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                         EXHIBIT 23.1

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                                                 EXHIBIT 23.1





                 INDEPENDENT AUDITORS CONSENT




We consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 28, 1994 (the "Registration Statement") regarding the Esterline Technologies Corporation Amended and Restated 1987 Stock Option Plan (the "Plan") and in the prospectus for the Plan dated
March 28, 1994 of our report dated December 17, 1993 appearing on page 31 of the Esterline Technologies Corporation Annual Report to Shareholders for the year ended October 31, 1993, which is incorporated by reference into the Annual Report on Form 10-K for Esterline Technologies Corporation for the year ended October 31, 1993. In addition, we consent to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the prospectus for the Plan filed as part of Registration Nos. 33-22322 and 33-37134, which is incorporated by reference in the Registration Statement.


/s/ Deloitte & Touche
- ---------------------
Deloitte & Touche

Seattle, Washington
March 28, 1994

                                                 EXHIBIT 23.1